UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2013 (February 11, 2013)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On February 11, 2013, Brookdale Senior Living Inc. (the "Company") issued a press release announcing that W.E. Sheriff, Chief Executive Officer ("CEO") of the Company, will retire as CEO effective as of the first business day following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.  As previously announced, Mr. Sheriff will continue to serve the Company as a member of the Company's Board of Directors (the "Board") and as a consultant pursuant to the terms of his existing employment agreement.

A copy of the press release announcing Mr. Sheriff's retirement as CEO is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

(c)            On February 11, 2013, the Company announced in the same press release that its Board has selected T. Andrew Smith to succeed Mr. Sheriff as CEO of the Company.  Mr. Smith, age 52, currently the Company's Executive Vice President, General Counsel and Secretary, will assume his new role as CEO on the first business day following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

A copy of the press release announcing Mr. Smith's appointment as CEO is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

(e)            On February 11, 2013 (the "Effective Date"), Mr. Smith entered into an employment agreement with the Company (the "Employment Agreement").  The following summary of certain provisions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.  The Employment Agreement superceded and replaced the Severance Pay Policy Letter Agreement, dated as of August 6, 2010, between the Company and Mr. Smith.

The Employment Agreement has a three year term, subject to automatic extensions for additional one year periods, unless either Mr. Smith or the Company gives written notice to the other no less than 90 days prior to the expiration of the term that the term will not be so extended.

Mr. Smith's initial base salary will be $480,000 per year, which will be increased to $825,000 per year as of the date that his service as CEO begins.  In addition, Mr. Smith will have an annual cash bonus opportunity targeted at 125% of base salary, subject to the terms of the Company's incentive compensation plan for senior executive officers.

Mr. Smith is eligible to participate in the various Company benefit plans made available to senior executive officers of the Company.  In addition, the Company will provide Mr. Smith with basic term life insurance benefits of at least 100% of Mr. Smith's base salary, at no cost to Mr. Smith.  The Company will also reimburse Mr. Smith for all reasonable legal fees and related expenses incurred by him in connection with his appointment as CEO, up to a maximum of $30,000.

The Employment Agreement provides that, in the event Mr. Smith's employment is terminated by the Company for "cause" or he resigns without "good reason" (each as defined therein), he will be entitled to receive: (i) his accrued base salary through the date of termination; (ii) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year; (iii) reimbursement for any properly incurred business expenses; and (iv) benefits, if any, to which he may be entitled under the Company's benefits plans (collectively, the "Accrued Benefits").

In the event Mr. Smith's employment is terminated by the Company without cause or he resigns for good reason (in each case other than within 12 months following a "change in control" (as defined in the Employment Agreement)) he will be entitled to receive the Accrued Benefits, and upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits: (i) 250% of his base salary paid in installments over 18 months, (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days he was employed by the Company (the "Pro-Rated Annual Bonus"), and (iii) if then eligible for, and he elects continuation of health coverage under COBRA, the Company will pay the employer portion of Mr. Smith's COBRA premium payments for 18 months as if he were still an active employee of the Company (the "Severance Benefits").

If Mr. Smith's employment is terminated by reason of his death or "disability" (as defined in the Employment Agreement), Mr. Smith (or his beneficiary or estate, as applicable) will be entitled to receive (i) the Accrued Benefits, and (ii) the Pro-Rated Annual Bonus, subject, in the event of termination by reason of disability, to Mr. Smith signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants.

In the event Mr. Smith's employment is terminated by the Company without cause or he resigns for good reason, in each case within 12 months following a change in control, he will be entitled to receive the Accrued Benefits, and upon signing a release of claims in a form adopted by the Company and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits: (i) 300% of his base salary paid in installments over 18 months, (ii) the Pro-Rated Annual Bonus, and (iii) the Severance Benefits.

Termination of Mr. Smith's employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Mr. Smith's employment without cause for purposes of the Employment Agreement and for purposes of any equity awards previously granted to Mr. Smith or granted to him during the term of the Employment Agreement.

Under the terms of the Employment Agreement, all post-termination payments and benefits provided to Mr. Smith are to be structured to comply with Section 409A of the Internal

Revenue Code (the "Code").  With respect to any termination of Mr. Smith's employment, treatment of restricted stock awards will be as provided in the applicable award agreement governing such awards.

Any payments that are not deductible to the Company under Section 280G of the Code will be cut back only to the extent that the cutback results in a better after tax position for Mr. Smith.

The Employment Agreement contains customary non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants.  The non-competition restrictions will continue in effect during Mr. Smith's employment and for one year following his termination of employment; the non-solicitation restrictions will continue in effect during his employment and for two years following his termination of employment.  The confidentiality and mutual non-disparagement obligations will apply during his employment and at all times thereafter.

In connection with entering into the Employment Agreement, Mr. Smith was granted 55,804 shares of Company time-based restricted stock under the terms of the Company's Omnibus Stock Incentive Plan, as amended and/or restated form time to time (the "Plan").  The time-based shares of restricted stock were granted pursuant to the terms of a Restricted Share Agreement, dated as of the Effective Date, between the Company and Mr. Smith (the "Restricted Share Agreement (Time-Vesting)"), filed as Exhibit 10.2 hereto, which is incorporated herein by reference.  The following summary of certain provisions of the Restricted Share Agreement (Time-Vesting) is qualified in its entirety by reference to such exhibit.

The time-based shares of restricted stock vest ratably in four installments on February 27, 2014, February 27, 2015, February 27, 2016 and February 27, 2017, subject only to Mr. Smith's continued employment.  In the event that (i) Mr. Smith's employment is terminated without "cause" (as defined in the Plan), (ii) he resigns for "good reason" (as defined in the Employment Agreement), or (iii) his employment is terminated by death or "disability" (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest, with any remaining unvested restricted stock being immediately forfeited.  Upon the occurrence of a "change in control" (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest.  All other shares would remain outstanding and would vest on the previously established vesting dates (subject only to continued employment).  In addition, in the event that Mr. Smith's employment is terminated without cause or he resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.

In connection with entering into the Employment Agreement, Mr. Smith was also granted 65,104 shares of Company performance-based restricted stock under the terms of the Plan.  The performance-based shares of restricted stock were granted pursuant to the terms of a Restricted Share Agreement, dated as of the Effective Date, between the Company and Mr. Smith (the "Restricted Share Agreement (Performance-Vesting)"), filed as Exhibit 10.3 hereto, which is incorporated herein by reference.  The following summary of certain provisions of the Restricted Share Agreement (Performance-Vesting) is qualified in its entirety by reference to such exhibit.

Up to 75% of the performance-based shares of restricted stock are eligible to vest on February 27, 2016, and up to 25% of such shares of restricted stock are eligible to vest on February 27, 2017, in each case subject to Mr. Smith's continued employment and dependent upon the level of achievement of performance targets established for each tranche by the Compensation Committee of the Board.

The performance targets for the first tranche of performance-based shares are based on the Company's three year compound annual growth rate ("CAGR") of Cash From Facility Operations ("CFFO") per share, with results to be measured based on the Company's CFFO per share in 2015.  The performance targets for the second tranche of performance-based shares are based on the Company's calendar year 2016 return on investment ("ROI") on all Program Max projects approved in 2013 and completed prior to the end of 2014.  Any performance-based shares which do not vest in either tranche will be forfeited.

Upon the occurrence of a "change in control" (as defined in the Plan), the tranche of restricted stock scheduled to vest on the next vesting date will immediately vest upon the date of the change in control; provided, however, (i) if the change in control occurs on or prior to February 27, 2014, 25% of the restricted stock will immediately vest and (ii) if the change in control occurs after February 27, 2014 but on or prior to February 27, 2015, 50% of the restricted stock will immediately vest.  In addition, upon a change in control, any remaining tranches of restricted stock will be converted into time-vesting tranches, vesting on the same vesting dates initially established for each such tranche, subject only to Mr. Smith's continued employment, and regardless of whether any performance targets are achieved.

In the event that (i) Mr. Smith's employment is terminated without "cause" (as defined in the Plan), (ii) he resigns for "good reason" (as defined in the Employment Agreement), or (iii) his employment is terminated by death or "disability" (as defined in the Plan) (either before or after a change in control), the tranche of restricted stock scheduled to vest on the next vesting date will remain outstanding until such vesting date (with any remaining restricted stock being immediately forfeited) and would vest only if (and to the extent) that the relevant performance targets for such tranche have been achieved;  provided, however, (i) if the termination occurs on or prior to February 27, 2014, 25% of the restricted stock will remain outstanding and be eligible to vest on February 27, 2014 upon achievement of the applicable performance targets (with any remaining unvested restricted stock being immediately forfeited) and (ii) if the termination occurs after February 27, 2014 but on or prior to February 27, 2015, 50% of the restricted stock will remain outstanding and be eligible to vest on February 27, 2015 upon achievement of the applicable performance targets (with any remaining unvested restricted stock being immediately forfeited).  If the tranche of restricted stock scheduled to vest on the next vesting date is subject only to time-vesting (as a result of a previous change in control), such restricted stock will immediately vest.  Notwithstanding the foregoing, in the event that Mr. Smith's employment is terminated without cause or he resigns for good reason, in each case within 12 months following a change in control, any restricted stock that is not vested as of the date of such termination will immediately vest.

The Restricted Share Agreement (Time-Vesting) and the Restricted Share Agreement (Performance-Vesting) also contain non-competition, non-solicitation, confidentiality and mutual non-disparagement covenants.  Mr. Smith will be entitled to receive dividends on any unvested shares of restricted stock, to the extent that any such dividends are declared in the future.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith

10.2	Restricted Share Agreement (Time-Vesting), dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith

10.3	Restricted Share Agreement (Performance-Vesting), dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith

99.1	Press Release dated February 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	February 12, 2013	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Employment Agreement, dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith.

10.2	Restricted Share Agreement (Time-Vesting), dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith.

10.3	Restricted Share Agreement (Performance-Vesting), dated as of February 11, 2013, by and between Brookdale Senior Living Inc. and T. Andrew Smith.

99.1	Press Release dated February 11, 2013.